SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                               FORM 8-K
                             CURRENT REPORT
                  Pursuant to Section 13 OR 15(d) of The
                     Securities Exchange Act of 1934
                    Date of Report (Date of earliest
                             event reported)


                              2/05/2007
                            _____________


                           CALA CORPORATION
                          _________________
       (Exact name of registrant as specified
                      in its charter)


OKLAHOMA            01-15109        73-1251800
(State or other
jurisdiction      (Commission       (IRS Employer
of incorporation) File Number)  Identification No.)

                            13 MAIN STREET
                        TITUSVILLE, FLORIDA 32796
                              321-383-8077
                            __________________
(Address of principal executive offices) (Zip Code)
Registrants telephone number, including area code





UNDERSEA RESORT ACQUITES TRINETICS GROUP FOR 5 MILLION DOLLARS

The Undersea Resort, trading under the symbol of CCAA, has acquired Trinetics Group for five millioin dollars. For over two decades Trinetics has satisfied the plastic welding needs of both major corporations as well as small businesses throughout the United
States and abroad. Trinetics Groups Plastic and Metal welding systems are designed and built with the philosophy of providing the right equipment for the application. Allied Signal, Honeywell (HON).
Dell Computer ( DELL), Gateway Computer (GTW), IBM (IBM),
Whirlpool (WHR), Cuno (MMM), and General Electric (GE) expertise.

Trinetics offers several lines of high-tech patented welding equipment, starting with stand alone bench models to fully automatic assembly systems. We have research laboratories for prototyping product development. Trinetics is located in Titusville, Florida in the Space Port Industrial Park, which is in Foreign Trade Zone 136. We are located with several other companies who support NASA at the nearby Kennedy Space Center.

Trinetics Group, www.4tg.us, has a very modern facility with all of the amenities to support your current and future products. As of today, Trinetics Groups total assets are five million dollars. However in the near future the assets could grow as high as one hundred million dollars due to the patents, intellectual properties and its client list.

The Undersea Resort feels strongly that the Trinetics Group
Acquisition will add value during the construction of the Undersea ship. We are very pleased to have Mark Hofius as the President to continue leading the existing key management team.

About the Undersea Resort,

A leading company in the ocean leisure industry building the first Undersea Resort and Residences. The Undersea will bring a private floating island feeling to secluded offshore locations both tropical and metropolitan. The Undersea Resort trades under the stock symbol of CCAA. Please visit our company website at www.undersearesort.com

TERMS OF ACQUISITION,

1. For Trinetics assets including patents and intellectual property. the company paid three million dollars in restricted company shares. Therefore, the company will be issuing one hundred million restricted shares.

2.The company also has a separate agreement with the seller to purchase the premises real estate which is three acres of land and a twenty thousand square foot free standing building. The company agreed to pay two million dollars in cash payable monthly for the balance of 15 years.

3.The company agrees to issue fifty thousand restricted shares per annum to the current management which includes Mr. and Mrs.
Hofius Sr.

4. The company agrees to let Mark Hofius stay as president and gives him cart blanche to the daily operation decisions.

5. The company agrees to repurchase the restricted shares from the sellers if, after ninty days have passed from the date of the merger and the share price falls below three cents.

6. The company agrees to hire an intellectual property attorney to take legal action against those other companies which are using Trinetics patents.

7. The company agrees to share with sellers the future monetary judgements. Therefore, the company will only be receiving monetary judgement for infringements from January 1, 2007 while the sellers will be entitled to all the monetary judgement for infringements prior to December 31, 2006.

8. The company will issue an employment contract to Mark Hofius.

The company will file an 8-KSB when the empolyment contract has been signed from both parties.

9. The company agrees to allow Mr. David Hofius Sr. to stay as an consultant indefinitely.

10. the company agrees to keep Trinetics name as the trademark.



Cala Corporation

February 5,2007                   ---/s/Joseph Cala-------
                                  By: Joseph Cala
                                  Chairman and Chief
                                  Executive Officer